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                                                                    Exhibit 99.1



FOR IMMEDIATE RELEASE
---------------------

Contact: AFFYMETRIX, INC.
         Edward M. Hurwitz                  Anne Bowdidge
         Vice President and                 Director of Investor Relations
         Chief Financial Officer            (408) 731-5925
         (408) 731-5000


          U.K. COURT OF APPEAL RULES AFFYMETRIX OWNS OGT PATENT LICENSE


SANTA CLARA, Calif., Nov. 2 -- Affymetrix, Inc. (Nasdaq: AFFX) said that the U.K. Court of Appeal unanimously held today that Affymetrix' purchase of the Beckman Coulter microarray business transferred a license to the "Southern Patents." The decision reversed an April 2000 finding of the U.K. High Court in litigation brought against Affymetrix by Oxford Gene Technology Limited (OGT).

Specifically, Lord Justice Aldous, who delivered the leading judgment, concluded "Affymetrix has a license as a result of the purchase of the business of Beckman."

Vern Norviel, Senior Vice President and General Counsel of Affymetrix, commented, "We welcome the decision by the Court of Appeal and will continue our mission of providing GeneChip-Registered Trademark- products and other enabling genetic analysis tools to scientists working to understand the human genome and help cure disease."

"In light of this decision, Affymetrix now looks forward to a determination in the U.S. District Court in Delaware that its current products are not covered by any valid OGT claim, in which case Affymetrix may no longer need to pay royalties to OGT," said Phil McGarrigle, Chief Intellectual Property Counsel of Affymetrix. "Furthermore, our freedom to operate under OGT's patents is now clear and unequivocal, if we should need it."

Affymetrix is a leader in developing and commercializing systems to acquire, analyze and manage complex genetic information in order to improve the quality of life. The Company's GeneChip system consists of disposable DNA probe arrays containing gene sequences on a chip, reagents for use with the probe arrays, a scanner, and other instruments to process the probe arrays and software to analyze and manage genetic information. The Company's spotted array system enables individual researchers to create and analyze custom microarrays on an easy-to-use, cost efficient platform. Additional information on Affymetrix and GeneChip technology can be found at www.affymetrix.com.

All statements in this press release that are not historical are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act as amended, including statements regarding Affymetrix' "expectations," "beliefs," "hopes," "intentions," "strategies" or the like. Such statements are subject to risks and uncertainties that could cause actual results to differ materially for Affymetrix from those projected, including, but not limited to, uncertainties relating to technological approaches, product development, manufacturing, market acceptance, personnel retention, equity dilution, uncertainties related to the ability to realize benefits from acquisitions, uncertainties related to cost and pricing of Affymetrix products, dependence on collaborative partners, uncertainties relating to sole source suppliers, uncertainties relating to FDA and other regulatory approvals, competition, risks relating to intellectual property of others and the uncertainties of patent protection and litigation. These and other risk factors are discussed in Affymetrix' Annual Report on Form 10-K for the year ended December 31, 1999 and other SEC reports, including its Quarterly Reports on Form 10-Q for subsequent quarterly periods. Affymetrix expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Affymetrix' expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based. Affymetrix, GeneChip and the Affymetrix logo are registered trademarks used by Affymetrix, Inc.